Exhibit 99.1

News Release

DARLING INGREDIENTS INC. REPORTS FIRST QUARTER 2014 FINANCIAL RESULTS

•	Net loss of ($52.8) million or ($0.32) per diluted share; Pro Forma Adjusted EBITDA of $139.1 million

•	Integration of VION Ingredients and Rothsay Gaining Momentum; Severe Winter Weather Hampers North American Operations

•	Results include $105.2 million of Non-Cash Adjustments and Acquisition-Related Costs

May 8, 2014 – IRVING, TEXAS – Darling Ingredients Inc. (NYSE: DAR), formerly Darling International Inc., a global leader in converting edible and inedible bio-nutrient streams into a wide range of ingredients and specialty products for customers in the pharmaceutical, food, pet food, feed, technical, fuel, bioenergy, and fertilizer industries, today announced financial results for the first quarter ended March 29, 2014.

Results for the first quarter of 2014 reflect the January 7, 2014, acquisition of VION Ingredients, now known as Darling Ingredients International. Net sales for the first quarter of 2014 increased 109% to $931.4 million, compared with $445.4 million in the same period of 2013. Operating loss in the first quarter of 2014 was $0.6 million, which decreased from $58.6 million in operating income for the same period of 2013, reflecting a $44.8 million non-cash charge associated with the VION purchase accounting inventory step-up, a $40.2 million increase in depreciation and amortization expense, and $15.9 million of acquisition-related costs.

Comments on the First Quarter

“Our first quarter performance reflects contributions from, and the impact of non-cash charges and acquisition-related expenses relating to, our new global platform achieved with the January acquisition of VION Ingredients,” said Randall Stuewe, Darling Ingredients Inc. Chairman and Chief Executive Officer. “Our earnings in the quarter were significantly affected by the non-cash acquisition accounting adjustment and acquisition-related costs. As a result of the VION Ingredients acquisition, we have realigned the Company into three new reportable segments: Feed Ingredients, Food Ingredients and Fuel Ingredients.”

“During the first quarter, the Feed Ingredients Segment delivered slightly weaker than expected performance, on an adjusted basis, with lower earnings predominantly attributable to operations in the United States, largely due to the bakery feeds business and severe winter weather conditions. Prices for feed-grade fat in North America began to show signs of strength in March compared to the fourth quarter of 2013 and the early part of the first quarter of 2014. Energy costs stabilized, as the weather improved and our raw material formulas are positioned to recapture a portion of Q1’s higher energy costs in the second quarter,” continued Mr. Stuewe. “In general, our Feed Ingredients operations in Europe, Canada, China and South America performed as expected. Volumes globally were strong.”

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“The Food Ingredients Segment performed as anticipated with improving global economies increasing demand modestly for gelatin although margins contracted slightly after three years of steady growth. Reduced pork slaughter has put some downside pressure on our casings volumes that in turn supply the sausage and other similar meat markets.”

“Our Fuel Ingredients Segment faced a challenging regulatory environment in North America due to uncertainties as to how regulatory authorities might revise the U.S. mandated annual renewable fuel volume obligation (RVO) and whether there would be an extension of the existing federal alternative fuel blender’s tax credit. These uncertainties resulted in a reduction to RIN (Renewable Identification Number) values in the quarter, which led to lower than expected results at Diamond Green Diesel Holdings LLC, our 50%/50% renewable diesel joint venture with Valero Energy Corporation (the “DGD Joint Venture”). The DGD Joint Venture is reflected as an equity investment in our financial statements; however, its results are included with our Fuel Ingredient Segment. The DGD Joint Venture operated at near nameplate capacity during the first quarter of 2014. After having experienced a raw material inventory build-up in the fourth quarter of 2013, since early March the DGD Joint Venture has reduced its raw material inventory, which now reflects market price values.” Mr. Stuewe added, “The technology has proven to produce a high quality renewable diesel that the petroleum industry can incorporate directly into the pipeline. Our European operations within the Fuel Ingredients Segment proved to be a steady contributor with Rendac and Ecoson delivering solid returns.”

“Overall, our new global positioning will provide greater opportunity in the future to navigate regional headwinds and capitalize on growth opportunities for the development of sustainable natural ingredients for a growing population,” concluded Mr. Stuewe.

Continued Quarter Results

First quarter 2014 net loss was ($52.8) million, or ($0.32) per diluted share, compared with net income of $32.4 million, or $0.27 per diluted share, in the first quarter of 2013. The Company’s first quarter 2014 results include the following after tax costs:

•	$31.4 million or ($0.19 per diluted share) related to the non-cash inventory step-up associated with the purchasing accounting for the VION Acquisition;

•	$20.2 million or ($0.13 per diluted share) redemption premium and write-off of deferred loan costs associated with the retirement of the Company’s 8.5% Senior Notes on January 7, 2014;

•	$12.7 million or ($0.08 per diluted share) associated with the VION Acquisition and the integration of Rothsay and VION Ingredients during the quarter;

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•	$8.0 million or ($0.05 per diluted share) related to certain euro forward contracts entered into to hedge against foreign exchange risks of the closing of the VION Acquisition; and

•	$5.2 million or ($0.03 per diluted share) associated with discrete tax items principally associated with the VION Acquisition.

Net income and diluted earnings per common share, adjusted to eliminate the one-time costs listed above, would have been $24.6 million and $0.15 per diluted share, respectively.

Adjusted EBITDA Reconciliation

Darling Ingredients Inc. reports Adjusted EBITDA results, which is a non-GAAP financial measure, as a complement to results provided in accordance with generally accepted accounting principles (GAAP). The Company believes that Adjusted EBITDA provides additional useful information to investors since certain financial covenants under the Company’s Senior Secured Credit Facilities and Senior Unsecured Notes that were outstanding at March 29, 2014, are also measured based on an altered version of the Company’s Adjusted EBITDA metric. As the Company uses the term, Adjusted EBITDA means:

Adjusted EBITDA

	March 29,	March 30,
(U.S. dollars in thousands)	2014	2013
Net income / (loss)	$(52,803)	$32,405
Depreciation and amortization	65,669	21,867
Interest expense	58,857	5,625
Income tax expense / (benefit)	(18,290)	20,418
Foreign currency loss	13,814	—
Other expense / (income), net	1,138	(1,067)
Equity in net (income) / loss of unconsolidated subsidiary	(5,077)	1,195
Net loss attributable to noncontrolling interests	1,797	—

Adjusted EBITDA	$65,105	$80,443

Non-cash inventory step-up associated with VION Acquisition	44,831	—
Acquisition-related expenses	15,948	—
DGD Joint Venture Adjusted EBITDA (Darling’s share) (1)	9,072	(1,195)
Darling Ingredients International—13th week (2)	4,100	—

Pro Forma Adjusted EBITDA	$139,056	$79,248

(1)	Derived from the unaudited financial statements of the DGD Joint Venture.
(2)	Closed on VION Acquisition January 7, 2014 thus the 13th week would be revenue adjusted for January 1, 2014 through January 7, 2014.

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For the first quarter of 2014, the Company generated Adjusted EBITDA of $65.1 million, as compared to $80.4 million in the same period a year ago. The reduction was primarily attributable to compressed margins in the bakery feeds business, acquisition-related costs, the severe winter weather in North America which increased operating costs, and lower finished product pricing as compared to the first quarter of 2013 only partially offset by increased finished products volumes and lower raw material costs within the Feed Ingredients Segment. On a Pro Forma Adjusted EBITDA basis, the Company would have generated $139.1 million in the first quarter 2014, as compared to a Pro Forma Adjusted EBITDA of $79.2 million in the year ago period. The increase in Pro Forma Adjusted EBITDA is attributable to the inclusion of the newly acquired businesses.

First Quarter Segment Performance

Feed Ingredients

($ thousands)	March 29, 2014	March 30, 2013
Net Sales	$571,936	$443,782
Operating Income	$35,791	$68,027

•	Feed Ingredients operating income decreased by $32.2 million to $35.8 million compared to the first quarter of 2013. Results reflect $12.7 million related to the non-cash inventory step-up associated with the required purchase accounting for the VION Acquisition. Adjusted operating income for the Feed Ingredient Segment without the inventory step-up costs would have been $48.5 million or $19.5 million lower than first quarter 2013.

•	Lower earnings were predominantly related to the U.S. operations due to compressed margins in the bakery feeds business and severe winter weather in North America, while the Feed Segment operations in Europe, Canada, China and South America generally performed as expected.

Food Ingredients

($ thousands)	March 29, 2014	March 30, 2013
Net Sales	$271,082	—
Operating (Loss)	$(8,542)	—

•	Food Ingredients had an operating loss of ($8.5) million for the first quarter of 2014 compared to no prior reporting segment or activity in the Food Ingredients business lines in the first quarter of 2013. Results reflect $31.9 million related to the non-cash inventory step-up associated with the purchase accounting for the VION Acquisition. Adjusted operating income for the Food Ingredients Segment without the inventory step-up costs would have been $23.4 million.

•	Global demand for gelatin increased modestly with worldwide economic improvements although margins contracted slightly, as expected, after three years of continued price increases.

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Fuel Ingredients

($ thousands)	March 29, 2014	March 30, 2013
Net Sales	$88,417	$1,640
Operating Income	$2,213	$152

•	Fuel Ingredients operating income increased by $2.0 million to $2.2 million, exclusive of the DGD Joint Venture, compared to first quarter 2013. Including the DGD Joint Venture, the Fuel Ingredients Segment income was $6.9 million in first quarter 2014.

•	Results for North America were negatively impacted by lower RIN values resulting from an uncertain regulatory environment with respect to the U.S. RVO requirements for 2014 and the possible extension of the blender’s tax credit. Volumes and demand for our Rendac and Ecoson operations in Europe were steady for the first quarter of 2014.

About Darling

Darling Ingredients Inc. is the world’s largest publicly-traded developer and producer of sustainable natural ingredients from edible and inedible bio-nutrients, creating a wide range of ingredients and specialty products for customers in the pharmaceutical, food, pet food, feed, technical, fuel, bioenergy, and fertilizer industries. With operations on five continents, the Company collects and transforms all aspects of animal by-product streams into broadly used and specialty ingredients, such as gelatin, edible fats, feed-grade fats, animal proteins and meals, plasma, pet food ingredients, organic fertilizers, yellow grease, fuel feedstocks, green energy, natural casings and hides. The Company also recovers and converts used cooking oil and commercial bakery residuals into valuable feed and fuel ingredients. In addition, the Company provides grease trap services to food service establishments, environmental services to food processors and sells restaurant cooking oil delivery and collection equipment. For additional information, visit the Company’s website at http://ir.darlingii.com.

Darling Ingredients Inc. will host a conference call to discuss the Company’s first quarter 2014 financial results at 8:30 am Eastern Time (7:30 am Central Time) on Friday, May 9, 2014. To listen to the conference call, participants calling from within North America should dial 877-270-2148; international participants should dial 412-902-6510. Please refer to access code 10045458. Please call approximately ten minutes before the start of the call to ensure that you are connected.

The call will also be available as a live audio webcast that can be accessed on the Company website at http://ir.darlingii.com beginning one hour after its completion, a replay of the call can be accessed through May 18, 2014, by dialing 877-344-7529 domestically, or 412-317-0088 if outside North America. The access code for the replay is 10045458. The conference call will also be archived on the Company’s website.

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Cautionary Statements Regarding Forward-Looking Information:

{This media release contains forward-looking statements regarding the business operations and prospects of Darling Ingredients Inc. and industry factors affecting it. These statements are identified by words such as “may”, “will”, “begin,” “look forward,” “expect,” “believe,” ”intend,” “anticipate,” “should,” “potential,” “estimate,” “continue,” “momentum” and other words referring to events that may occur in the future. These statements reflect Darling Ingredient’s current view of future events and are based on its assessment of, and are subject to, a variety of risks and uncertainties beyond its control, including the Company’s ability to successfully integrate and operate Rothsay and Darling Ingredients International, disturbances in world financial, credit, commodities, stock markets and climatic conditions; unanticipated changes in national and international regulations affecting the Company’s products; a decline in consumer confidence and discretionary spending; the general performance of the U.S. and global economies; global demands for biofuels and grain and oilseed commodities, which have exhibited volatility, and can impact the cost of feed for cattle, hogs and poultry, thus affecting available raw materials selling prices for the Company’s products; risks related to diseases of animal origin affecting markets for the Company’s products; risks associated with the renewable diesel plant in Norco, Louisiana owned and operated by a joint venture between Darling Ingredients Inc. and Valero Energy Corporation, including possible operating disruptions and marketing challenges; risks relating to possible third party claims of intellectual property infringement; continued or escalated conflict in the Middle East; and the Company’s relatively high level of indebtedness, each of which could cause actual results to differ materially from those indicated in the forward-looking statements. Other risks and uncertainties regarding Darling Ingredients Inc., its business and the industries in which it operates are referenced from time to time in the Company’s filings with the Securities and Exchange Commission. Darling Ingredients Inc. is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.}

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Darling Ingredients Inc.

Consolidated Operating Results

For the Periods Ended March 29, 2014 and March 30, 2013

(Dollars in thousands, except per share amounts)

(unaudited)

	Three Months Ended
			$ Change
	March 29,	March 30,	Favorable
	2014	2013	(Unfavorable)
Net sales	$931,435	$445,422	$486,013
Costs and expenses:
Cost of sales and operating expenses	$755,453	$322,686	(432,767)
Selling, general and administrative expenses	94,929	42,293	(52,636)
Depreciation and amortization	65,669	21,867	(43,802)
Acquisition/Integration costs	15,948	—	(15,948)

Total costs and expenses	931,999	386,846	(545,153)
Operating income/(loss)	(564)	58,576	(59,140)
Other income/(expense):
Interest expense	(58,857)	(5,625)	(53,232)
Foreign currency loss	(13,814)	—	(13,814)
Other income/(expense), net	(1,138)	1,067	(2,205)

Total other expense	(73,809)	(4,558)	(69,251)
Equity in net income/(loss) of unconsolidated subsidiary	5,077	(1,195)	6,272

Income/(loss) before income taxes	(69,296)	52,823	(122,119)
Income taxes expense/(benefit)	(18,290)	20,418	38,708

Net income/(loss)	$(51,006)	$32,405	$(83,411)
Net loss attributable to noncontrolling interests	$(1,797)	—	$(1,797)

Net income/(loss) attributable to Darling	$(52,803)	$32,405	$(85,208)

Basic income/(loss) per share:	$(0.32)	$0.27	$(0.59)

Diluted income/(loss) per share:	$(0.32)	$0.27	$(0.59)

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Darling Ingredients Inc.

Condensed Consolidated Balance Sheets—Assets

For the Periods Ended March 29, 2014 and March 30, 2013

(Dollars in thousands)

	March 29,	December 28,
	2014	2013
	(unaudited)
Current assets:
Cash and cash equivalents	$143,422	$870,857
Restricted cash	364	354
Accounts receivable, net	435,386	112,844
Inventories	410,521	65,133
Prepaid expenses	30,479	14,223
Income taxes refundable	25,355	14,512
Other current assets	32,978	32,290
Deferred income taxes	19,933	17,289

Total current assets	1,098,438	1,127,502

Property, plant and equipment less accumulated depreciation, net	1,681,636	666,573
Intangible assets less accumulated amortization, net	1,054,608	588,664
Other assets:
Goodwill	1,476,541	701,637
Investment in unconsolidated subsidiary	149,025	115,114
Other	79,984	44,643
Deferred income taxes	9,627	—

Total assets	$5,549,859	$3,244,133

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Darling Ingredients Inc.

Condensed Consolidated Balance Sheets

Liabilities and Stockholders’ Equity

For the Periods Ended March 29, 2014 and March 30, 2013

(Dollars in thousands)

	March 29,	December 28,
	2014	2013
	(unaudited)
Current liabilities:
Current portion of long-term debt	$62,451	$19,888
Accounts payable, principally trade	316,080	43,742
Accrued expenses	149,432	113,174
Deferred income taxes	1,764	—

Total current liabilities	529,727	176,804

Long-term debt, net of current portion	2,330,494	866,947
Other non-current liabilities	106,200	40,671
Deferred income taxes	487,686	138,759

Total liabilities	3,454,107	1,223,181

Commitments and contingencies
Stockholders’ equity:	1,992,464	2,020,952
Noncontrolling interests	103,288	—

Total stockholders’ equity	$2,095,752	$2,020,952

	$5,549,859	$3,244,133

For More Information, contact:

Melissa A. Gaither, Director of Investor Relations
251 O’Connor Ridge Blvd., Suite 300	Email: mgaither@darlingii.com
Irving, Texas 75038	Phone: 972-717-0300